WELLS  HOME                                  Wells Fargo Home Mortgage
FARGO  MORTGAGE                              One Home Campus
                                             Des Moines, IA 50328-0001



                     Wells Fargo Bank, N.A.
                  Servicer Compliance Statement

I. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo") hereby state that a review of the activities of Wells Fargo during the calendar year 2006 and of Wells Fargo's performance under the servicing agreement(s) listed on the attached Exhibit A (the "Servicing Agreement(s)") has been made under my supervision.

2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2006, with the exception of the following failure(s) to fulfill any such obligation in any material respect:

For certain loans sub-serviced by Wells Fargo or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo determined that it provided incomplete data to some third parties who use such data to calculate delinquency ratios and the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo subsequently included additional data in monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.


/s/ John B. Brown
------------------
John B. Brown
Senior Vice President
Wells Fargo Bank, N.A.


March 1, 2007






                                      Wells Fargo Home Mortgage
                                      is a division of Wefts Fargo Bank N.A.





EXHIBIT A

                                                               MASTER SERVICER/
  CLIENT          INV#               INV                          TRUSTEE              DEALNAME
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
106               C09        CITIGRP PMSR CMLTI 06-HE1           CITIGROUP        CMLTI 2006-HE1
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

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